UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

SHUMATE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12060 FM 3083, Conroe, Texas	77301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 539-9533

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 6, 2008, we held a special meeting of stockholders to approve the four (4) proposals, the details of which are set forth in the definitive proxy statement for the special meeting of stockholders, which was filed with the Securities and Exchange Commission on July 8, 2008.

The total number of outstanding shares of common stock entitled to vote at the meeting was 20,947,071 shares, and there were present at the meeting, in person or by proxy, 12,839,763 shares of our common stock, which number constituted a quorum for the meeting. Votes were cast for each of the proposals as follows:

Proposal 1	Approval of the June 20, 2008 Letter of Intent with American International Industries, Inc. and the sale of the assets of Shumate Machine Works as contemplated under the Letter of Intent	FOR: 12,533,969	AGAINST: 305,794	ABSTAIN: 0

Proposal 2	Approval of the issuance of up to $700,000 of Common Stock in connection with the sale of the assets of Shumate Machine Works as contemplated under the Letter of Intent	FOR: 11,893,283	AGAINST: 943,380	ABSTAIN: 3,100

Proposal 3	Approval of sale of Shumate Machine Works on terms at least as favorable as the Letter of Intent without requiring additional stockholder approval	FOR: 12,530,369	AGAINST: 306,294	ABSTAIN: 3,100

Proposal 4	Approval of a resolution authorizing our directors to change the company’s name to a name to be determined by the board of directors	FOR: 12,533,984	AGAINST: 304,779	ABSTAIN: 1,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.
(Registrant)

Date: August 7, 2008	By: /s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer, Secretary, and Executive Vice President